UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2020 (January 5, 2020)

SEEDO CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-208814	47-2847446
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

HaCarmel 2

Yokneam, Israel 20692

(Address of principal executive offices and Zip Code)

+972 546 642 228

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SEDO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On December 10, 2019, Mr. Zohar Levy, on behalf of Eroll Grow Tech Ltd., a wholly owned subsidiary of the registrant, incorporated in Israel (“Eroll”), filed a petition (the “Petition”) for a debt settlement in the Nazareth District Court (the “Court”), in accordance with Section 321 of Chapter A of Part G of the Israeli Insolvency and Economic Rehabilitation Law, seeking a debt settlement and a stay of proceedings in order to protect Eroll’s creditors from economic damages and other future damages, and to allow Eroll to maintain its business while seeking a proposal of an acquisition of Eroll and/or its activities and assets.

On December 11, 2019, Eroll received an offer to acquire Eroll and/or its assets and business from a potential buyer (the “Acquisition Offer” and the “Potential Buyer,” respectively). As part of the Acquisition Offer, the Potential Buyer agreed to provide a bridge loan to Eroll in the amount of $400,000 (the “Bridge Loan”) to be repaid within 20 days, which Eroll will use for payroll, payment of debt to a certain Chinese manufacturer, and certain other enumerated urgent payments necessary to keep Eroll’s assets active.

On December 17, 2019, the Court approved Erolls’ entering into the Acquisition Offer subject to several conditions. Additionally, the Court issued an order of stay of all legal proceedings against Eroll, and on December 19, 2019, the Court appointed a debt settlement manager (the “Settlement Manager”) with authority to execute actions in accordance with the Israeli Insolvency and Economic Rehabilitation Law.

Due to the fact that Eroll was not able to secure the Bridge Loan under the conditions determined by the Court, on January 2, 2020, the Settlement Manager filed a request to the Court for entering into an interim funding agreement with the Potential Buyer (the “Interim Funding Agreement”). As part of the Interim Funding Agreement, the Potential Buyer agreed to provide a loan in the amount of $294,000 (the “Loan”), which the Eroll will use for payroll, and certain other enumerated urgent payments necessary to keep Eroll’s assets active, until a creditors meeting is convened in order to approve a debt settlement based on a final acquisition offer from the Potential Buyer. To ensure the repayment of the Loan, the Potential Buyer will receive a lien over certain intellectual property of Eroll, future payments to Eroll from PayPal and Eroll’s property.

On January 5, 2020, the Court approved the Settlement Managers’ request to enter into the Interim Funding Agreement.

Additionally, on January 8, 2020, the Court issued an order of stay of all legal proceedings against Eroll, and an order prohibiting any disposition of the Eroll’s property. Any transfer of any of Eroll’s property and rights, including patents, shall be done subject to the Courts approval. In addition, the Court ordered that Eroll will continue its activities temporarily, and appointed the Settlement Manager as Eroll’s trustee, who will, among others, convene a creditors meeting to approve a debt settlement based on a final acquisition offer from the Potential Buyer, to be convened no later than January 19, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEEDO CORP.

Date: January 8, 2020	By:	/s/ Zohar Levy
	Name: Title:	Zohar Levy Director, Chief Executive Officer

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